CONFIDENTIAL

May 23,2000

Probex Corp.
1467 Lemay, Suite 111
Carrollton, Texas 75007

Attention:        Thomas G. Plaskett
                  Chairman/President/CEO

Gentlemen:

The purpose of this letter (the "Agreement") is to set forth the terms of the engagement by Probex Corporation ("Probex" or the "Company") of Stonegate Securities, Inc. ("Stonegate") to serve as the Company's non-exclusive financial advisor and to furnish certain investment banking services to Probex as described below. Stonegate and the Company are each sometimes referred to herein as a "Party" and collectively, as the "Parties".

1)       Services Provided by Stonegate.

          (a) Familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition, management, and strategic direction of Probex, as well as make any suggestions on how the Company might enhance any of the above;

          (b) Evaluate the possible sale of equity related securities in the Company, including, without limitation, evaluating potentially raising capital for the Company in the form of a private placement of common stock, convertible preferred stock, or convertible debt securities with Stonegate's institutional and other clients (such an evaluation could include, among other things, a restructuring and/or a refinancing of the Company's current  levels  of debt,  or  assistance  in  restructuring  the
               Company's   existing  bank   financing);   it  being  agreed  and
               understood that the undertaking of any such possible sale of securities shall be pursuant to a separate agreement between the Parties; and

          (c) Evaluate potential acquisitions, mergers, or joint ventures by the Company, or other strategic alternatives available to the Company.

2)       Term of Engagement.
         ------------------

          The term of Stonegate's engagement shall be for the period commencing on the date of this Agreement and continuing until the second anniversary of the date of this Agreement (the "Initial Term"), and may be extended beyond the Initial Term by mutual written consent of the Parties. Notwithstanding the foregoing, either Party may terminate this Agreement at any time upon ten (10) days written notice to the other Party, in which event neither Party will have any further obligations hereunder, except for any unpaid amounts under Sections 3, 4, and 5 below, and except for any obligations set forth in Section 7 below, which shall survive any such termination.

3)       Compensation.
         ------------

         For providing services hereunder, upon execution of this Agreement, Probex shall deliver to Stonegate a warrant, in substantially the form attached hereto as Exhibit A.

4)       Compensation for Other Services.
         -------------------------------

         If Stonegate provides services to the Company in addition to those provided in Section 1 above, Stonegate shall be compensated for such services pursuant to a separate agreement between, and as mutually agreed to by, the Parties. Such other transactions could include, but are not limited to; (i) a sale, financing, restructuring, joint venture, private placement, merger, or acquisition: (ii) providing or making available, upon request by Probex, an advisor or advisors who will accompany officers, directors, or employees of Probex on any trips involving potential corporate finance or merger/acquisition activities; or (iii) generating fairness opinions, completing corporate valuations, conducting due diligence investigations, and completing background checks of the management of potential acquisition targets. As of the date hereof, the Parties have entered into a separate Placement Agency Agreement.

5)       Reimbursement of Expenses.

         In addition to the engagement fees in Section 3, the Company agrees to reimburse Stonegate on a monthly basis for reasonable out-of-pocket expenses incurred by Stonegate with regard to rendering services hereunder, including but not limited to, airfare, hotel, and other expenses in connection with visiting the Company, and expenses incurred in connection with any road show or other presentations or marketing efforts made on behalf of the Company by Stonegate.

6)       Information.
         -----------

          The Company agrees to make available to Stonegate all information relating to the Company, which information, taken as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (the "Information"). The Company agrees to advise Stonegate immediately of the occurrence of any event or any other change known to the Company that results in the Information, taken as a whole, containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges that Stonegate may rely on the Information without undertaking independent verification.

7)       Indemnification.
         ---------------

          (a) If in connection with any services or matters that are the subject of or arise out of this Agreement or Stonegate's engagement hereunder, Stonegate becomes involved (whether or not as a named party) in any action, claim, investigation, or legal proceeding (including any governmental inquiry or investigation and including, but not limited to, actions, claims or legal proceedings arising out of or based upon any breach by the Company of any agreement or representation or warranty of the Company contained herein, or any untrue statement or alleged untrue statement of a material fact by the Company in any release or communication to an offeree of the Company's securities or an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein, not misleading), the Company agrees to indemnify and hold Stonegate, and its officers, directors, employees, agents, and affiliates (collectively, the "Stonegate Indemnitees"), harmless against any losses, claims, costs, damages, or liabilities as they are incurred, to which any Stonegate Indemnitee may incur or suffer in connection therewith, provided that such Stonegate Indemnitee promptly notifies the Company of any such action, claim, investigation, or legal proceeding. Stonegate shall provide reasonable assistance to the Company in any such matter, at the Company's expense. The Company shall promptly reimburse Stonegate for any legal action or other costs of expenses reasonably incurred by such Stonegate Indemnitee in connection with the investigation, contest or defense of any such loss, claim, damage, liability or action. Notwithstanding the above, the Company shall not be liable under the indemnity provisions hereof in respect of any loss, claim, cost, damage, or liability pertaining to such matter to the extent, but only to the extent, that it is found in a final judgement by a court of competent jurisdiction that such loss, claim, cost, damage, or liability resulted from such Stonegate Indemnitee's gross negligence, bad faith, or willful misconduct. The foregoing agreements shall apply to any modification of Stonegate's engagement hereunder, and shall remain in full force and effect following the completion or termination of Stonegate's engagement hereunder and the sale of any securities, and shall be in addition to any rights that any Stonegate Indemnitee may have, at common law or otherwise. If for any reason the foregoing indemnification is judicially determined to be unavailable, or insufficient to hold any Stonegate Indemnitee harmless, then the Company agrees to contribute to the losses, claims, costs, damages, or liabilities for which such indemnification is held unavailable in such proportion as is appropriate to reflect not only the relative benefits received by the Company and such Stonegate Indemnitee, but also the relevant fault of each such person or entity, as well as any relevant equitable considerations.

          (b) If in connection with any services or matters that are the subject of or arise out of this Agreement or Stonegate's engagement hereunder, the Company becomes involved in any action, claim, investigation, or legal proceeding which is finally judicially determined to have resulted primarily from the bad faith or, gross negligence or willful misconduct of Stonegate, Stonegate agrees to indemnify and hold the Company, and its officers, directors, employees, agents, and affiliates (collectively, the "Company Indemnitees"), harmless against any losses, claims, costs, damages, or liabilities as they are incurred, to which any Company Indemnitee may incur or suffer in connection therewith, provided that such Company Indemnitee promptly notifies Stonegate of any such action, claim, investigation. or legal proceeding. The Company shall provide reasonable assistance to Stonegate in any such matter, at Stonegate's expense. Stonegate shall promptly reimburse the Company for any legal action or other costs of expenses reasonably incurred by such Company Indemnitee in connection with the investigation. contest or defense of any such loss, claim, damage, liability or action. The foregoing agreements shall apply to any modification of Stonegate's engagement hereunder, and shall remain in full force and effect following the completion or termination of Stonegate's engagement hereunder and the sale of any securities, and shall be in addition to any rights that any Company Indemnitee may have, at common law or otherwise. If for any reason the foregoing indemnification is judicially determined to be unavailable, or insufficient to hold any Company Indemnitee harmless, then Stonegate agrees to contribute to the losses, claims, costs, damages, or liabilities for which such indemnification is held unavailable in such proportion as is appropriate to reflect not only the relative benefits received by Stonegate and such Company Indemnitee, but also the relevant fault of each such person or entity, as well as any relevant equitable considerations.

          (c) Any person entitled to indemnification under the provisions of this Section 7 shall unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld). In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses or more than one counsel or firm of counsel (plus one local counsel or firm of counsel) for all parties indemnified by such indemnifying party hereunder in respect of such claim, unless in the reasonable judgment of any such, indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

8)       Company Not Responsible for Content of Published Research by Stonegate.
         ----------------------------------------------------------------------

         The Company recognizes that Stonegate may follow, and continue to follow, the Company and its common stock and, from time to time, Stonegate may issue research reports concerning the Company and its common stock. It is understood between the Company and Stonegate that such reports are not issued on behalf, or with the authorization, of the Company, and Stonegate shall have sole responsibility for their content. It is also understood that Stonegate is under no obligation to issue any research reports on the Company, and any such research shall be conducted at the sole discretion of Stonegate's research department.

9)       General.
         -------

         This Agreement (together with the Exhibit) represents the entire agreement of the Parties concerning the subject matter hereof and supersedes all prior agreements or understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in writing and signed by the Parties, Stonegate and the Company, and shall be governed by and construed in accordance with the laws of the State of Texas. This
         Agreement is binding upon and inures to the benefit of the parties hereto and the indemnitees set forth in Section 7 above. This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

         Delivered herewith are two identical copies of this Agreement. If the foregoing is in accordance with your understanding of the terms of our engagement please confirm your agreement by signing both enclosed copies of this Agreement and returning to Stonegate one executed copy of this Agreement, along with the payment to be made pursuant to
         Section 3(a) above and mi executed warrant certificate as set forth in Exhibit A, to the undersigned, it being understood and agreed that the failure to deliver the foregoing to Stonegate on or before May 31, 2000, shall. render this Agreement null and void.

                                                 Very truly yours,


                                                 STONEGATE SECURITIES, INC.



                                                 By:   /s/ Scott R. Griffith
                                                    --------------------------
                                                    Scott R. Griffith, President

AGREED TO AND ACCEPTED as of the date first set forth above:

PROBEX CORP.

By:  /s/ Thomas G. Plaskett
   ---------------------------------
   Thomas G. Plaskett
   Chairman/President/CE0